Exhibit 10.6

SMOKE TREE VILLAGE SHOPPING

CENTER SINGLE TENANT

COMMERCIAL LEASE

Re: Canyon National Bank

i

LEASE

This lease (“Lease”) is dated for reference purposes 2/10, 1998, between THE JAMES W. WOOD TRUST, doing business as Smoke Tree Village Shopping Center (“Landlord”) and CANYON NATIONAL BANK, a Bank Corporation, in formation (“Tenant”) as follows:

I. BASIC LEASE TERMS

1. DEFINED TERMS: As used in this Lease, the following capitalized terms have the meaning described:

1.1. Ground Lease. The lease between Landlord, and Smoke Tree, Inc., a California corporation (“Master Ground Lessor”) for the unimproved property described on Exhibit “1”, (the “Real Property”).

1.2 Improvements. The improvements constructed on the Real Property which are owned by Landlord, commonly referred to as 1711 East Palm Canyon Drive, Palm Springs, California 92264.

1.3 Premises. Collectively the Real Property and Improvements.

1.3.1 Exclusive Area. Interior of building improvements on the Premises of approximately 7200 sq. ft. (main building and teller drive through area).

1.3.2 Non-Exclusive Area. The improvements outside the exterior walls of the buildings and teller drive through area, e.g. parking and drive areas, landscaping and walkways.

1.4 Use of Premises. The use of the Exclusive Area shall be limited to Bank and related financial services and no other purpose without the written consent of Landlord.

1.5 Commencement Date. July 1, 1998, subject to adjustment as provided in Paragraph 3.1 of the Basic Lease Terms.

1.6 Term. Collectively the Initial Term six (6) years, and two (2) Option Terms of six (6) years each, as provided in Paragraph 3.2 of the Basic Lease Terms.

1.7 Rent.

1.7.1 Minimum Rent. $4,146.00 per month, subject to Adjustment described in Paragraph 5.1 of the Basic Lease Terms.

1.7.2 Minimum Rent Increase. Annually, each year during the Term, a Minimum Rent increase as described in Paragraph 5.2 of the Basic Lease Terms.

1.8 Common Area. The area defined in Paragraph 2.1 of the General Lease Terms.

1.9 Addresses for Payments and Notices.

Landlord	Tenant

J. W. Wood Trust	Canyon National Bank
1729 E. Palm Canyon Drive	P. O. Box 1521
Suite 117	Palm Springs, CA 92263
Palm Springs, CA 92264

1.10 Security Deposit. Tenant shall pay to Landlord a Security Deposit of $7,000.00 as described in Paragraph 6 of the Basic Lease Terms.

2. PREMISES:

2.1. Premises. Landlord leases to Tenant and Tenant rents from Landlord the Premises identified in subparagraph 1.3 above, and shown cross-hatched on the attached Plot Plan marked Exhibit “2.”.

2.2 Acceptance of Premises. Tenant acknowledges neither Landlord nor any representative of Landlord has made any representations or warranties with respect to the Premises or the suitability or fitness for any purpose, except as set forth in this Lease. Except for completion of Landlord’s Improvements, as hereinafter set forth, the taking of possession or use of the Premises by Tenant for any purpose shall conclusively establish the Premises were in satisfactory condition and in conformity with the provisions of this Lease in all respect. By taking possession of the Exclusive Area on the Commencement Date or Free Rent Period, Tenant accepts the Improvements in their existing condition (“AS IS”), and waives any right or claim against Landlord arising out of the condition of the Premises.

3. TERM.

3.1 Initial Term. Provided the Office of the Comptroller of the Currency and the FDIC approve the Premises, the Tenants Charter and FDIC Insurance, the Initial Term shall be for a period of six (6) years commencing on July 1, 1998. The Initial Term does not include the early possession (Section 3.3 of the Basic Lease Terms) or Free Rent Period (Section 5.3 of the Basic Lease Terms) periods (“Commencement Date”).

3.2 Option to Extend Term. Tenant may extend the Initial Term of this Lease for two (2) consecutive options (collectively, “Extension Options”) for a period of six (6) years each (collectively “Option Terms” and individually “Option Term”) on the same terms and conditions as provided in this Lease.

3.2.1 An Extension Option must be exercised, if at all, by written notice (“Extension Notice”) delivered by Tenant to Landlord not later than the date which is one hundred eighty (180) days prior to the expiration of the then current term of the Lease. Each Extension Option shall, at Landlord’s sole option, not be deemed properly exercised if at the time such Extension Option is exercised or on the scheduled Commencement Date for the Option Term, Tenant is in default (notice of which has been given to Tenant by Landlord) on the date the Extension Notice is given, or on the date the Option Term is to commence.

3.3 Early Possession. Upon approval by Landlord of Tenant’s plans for Tenant’s Improvements as provided in Paragraph 3.1 of the General Lease Terms, and Tenant having obtained the necessary approvals from the Office of the Comptroller of the Currency and the FDIC, and necessary approvals and permits for construction, Landlord shall give Tenant early possession of the Premises for the purpose of construction of Tenant’s Improvements. During the period of early possession prior to the Commencement Date, Tenant shall have no obligation to pay Landlord Minimum Rent, but shall be obligated to provide Tenant’s insurance and pay the Utility Expenses as provided in Paragraphs 11 and 8, respectively, of the General Lease Terms.

4. USE; USES PROHIBITED.

4.1 Limitation on Use. Tenant’s Use of the Premises shall be as stated in subparagraph 1.4 of the Basic Lease Terms, and for no other Use without Landlord’s consent.

4.2 Trade Name. Tenant shall conduct its business at the Premises under the trade name of CANYON NATIONAL BANK.

4.3 Covenant of Continuous Operation. Tenant shall continuously use or cause to be used the Premises and portions thereof for the Use specified in this Lease and shall continuously keep the Premises open for business during all usual business hours and on all bank business days, as banks in the Palm Springs area are open for business. Tenant shall not be obligated to conduct business on national banking holidays.

4.4 [This section intentionally omitted]

4.5 Cancellation of Insurance; Increase in Insurance Rates. Tenant shall not do, bring, or keep anything in, on, or about the Premises that will cause a cancellation of any insurance covering the Improvements on the Premises. If the rate of any insurance carried by Landlord is increased as a result of Tenant’s use, Tenant shall pay to Landlord within ten (10) days before the Landlord is obligated to pay a premium on the insurance, or within ten (10) days after Landlord delivers to Tenant a certified statement from Landlord’s insurance carrier stating that the rate increase was caused solely by an activity of Tenant on the Premises, whichever date is later, a sum equal to the difference between the original premium and the increased premium.

4.6 Licenses. Tenant shall at all times maintain appropriate governmental business licenses, permits or certificates required in the conduct of its business on the Premises and comply with all laws (city, county, state, federal, including regulatory agencies of each) concerning the Premises or Tenant’s use of the Premises, including, without limitation, wages and hours of employment, occupational safety, fire, health, and sanitation.

4.7 Americans with Disabilities Act. Tenant shall have and be allocated the sole responsibility to comply with the Americans with Disabilities Act (“ADA”) with respect to Use of the Exclusive Area of the Premises and Tenant shall defend, indemnify, and hold harmless Landlord, its officials and employees harmless from and against all claims of failure to comply with or violation of the ADA.

5. RENT. All rent shall be paid to Landlord without deduction, offset, prior notice or demand at the address described in subparagraph 1.9 of the Basic Lease Terms.

5.1 Minimum Rent. In advance on the first (1st) day of each calendar month during the Term, Tenant shall pay to Landlord as Minimum Rent the sum of $4,146.00 per month. Minimum Rent for the initial and terminal fractions of a month (if any) shall be pro rated on the basis of a thirty (30) day month.

5.2 Minimum Rent Adjustment. Minimum Rent shall be subject to adjustment on the first day of the thirteenth (13) month following commencement of the Term and on the first day of the same month each and every year thereafter (each an “Adjustment Date”), as follows: The base for computing the adjustment is the Regional Consumer Price Index (All Urban Consumers), Los Angeles-Anaheim-Riverside, base year 1982-1984 = 100, published by the United States Department of Labor, Bureau of Labor Statistics (“Index”), which is published for the month three (3) months prior to the Commencement Date (“Beginning Index”). If the Index published for the third month immediately preceding the Adjustment Date (“Extension Index”) as increased over the Beginning Index, the Minimum Rent for the succeeding one (1) year period shall be set by multiplying $4,146.00 by a fraction the numerator of which is the Extension Index and the denominator of which is the Beginning

Index. If the Index is changed so that the base year differs from that referenced above, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the Term, such other government index or computation with which it is replaced, or if none, a comparable private index, shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

Notwithstanding the foregoing, each Minimum Rent Adjustment shall not exceed four percent (4%) (Maximum Increase) and shall be not less than one and one-half percent (1-1/2%) (Minimum Increase) than the Minimum Rent for the last month immediately preceding each Adjustment Date.

5.3. Free Rent Period. After completion of Tenant’s Improvements and obtaining approval by the Comptroller of the Currency and FDIC, Tenant may commence to do business in the Premises without payment of Minimum Rent until the Commencement Date (“Free Rent Period”). Tenant shall be obligated, however, to pay all other charges and perform all other obligations, provided in this Lease to be paid or performed by Tenant during the Term (e.g. Common Area Costs, Taxes, Utilities, Tenant’s Maintenance, Tenant’s Insurance, etc.).

6. SECURITY DEPOSIT. On execution of this Lease, Tenant shall deposit with Landlord a sum of $7,000.00 as a security deposit for the performance by Tenant of the provisions of this Lease. If Tenant is in default, Landlord can use the security deposit, or any portion of it, to cure the default or to compensate Landlord for all damage sustained by Landlord resulting from Tenant’s default. Tenant shall immediately on demand pay to Landlord a sum equal to the portion of the security deposit expended or applied by Landlord as provided in this paragraph so as to maintain the security deposit in the sum initially deposited with Landlord. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return the security deposit to Tenant. Landlord’s obligations with respect to the security deposit are those of a debtor not a trustee. Landlord can maintain the security deposit separate and apart from Landlord’s general funds or can commingle the security deposit with Landlord’s general and other funds. Landlord shall not be required to pay Tenant interest on the security deposit.

[Remainder of this page intentionally left blank]

II. GENERAL LEASE TERMS

1. TAXES; ASSESSMENTS.

1.1 Personal Property Taxes. Tenant shall pay before delinquency all taxes, assessments, license fees, and other charges (“Taxes”) that are levied and assessed against Tenant’s personal property installed or located in or on the Premises, and that become payable during the Term. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments.

If any taxes on Tenant’s personal property are levied against Landlord or Landlord’s property, or if the assessed value of the building and other improvements in which the Premises are located is increased by the inclusion of a value placed on Tenant’s personal property, and if Landlord pays the taxes on any of these items or the taxes based on the increased assessment of these items, Tenant, on demand, shall immediately reimburse Landlord for the sum of the taxes levied against Landlord, or the proportion of the taxes resulting from the increase in Landlord’s assessment. Landlord shall have the right to pay these taxes regardless of the validity of the levy.

1.2 Real Property Taxes. Tenant shall pay to Landlord all real property taxes and general and special assessments (“Real Property Taxes”) levied and assessed against the Premises. Landlord shall notify Tenant of the Real Property Taxes and together with such notice shall furnish Tenant with a copy of the tax bill. Tenant shall pay to Landlord the Real Property Taxes semiannually not later than twenty (20) days before the taxing authority’s delinquency date or thirty (30) days after receipt of the tax bill, whichever is later.

Real Property Taxes shall be prorated on the basis of a 365 day year to account for any fractional portion of a fiscal tax year included in the Term at its commencement and expiration. For the purpose of this Lease, a possessory interest tax shall be deemed Real Property Taxes)

1.3 Substitute Taxes. Tenant shall not be required to pay any municipal, county, state, or federal income or franchise taxes of Landlord, or any municipal, county, state or federal estate, succession, inheritance, or transfer taxes of Landlord. If at any time during the Term the laws concerning the methods of real property taxation prevailing at the commencement of the Term are changed so that a tax or excise on rents or any other such tax, however described, is levied or assessed against Landlord as a direct substitution in whole or in part for any Real Property Taxes, Tenant shall pay before delinquency (but only to the extent it can be ascertained that there has been a substitution and that as a result Tenant has been relieved from the payment of Real Property Taxes it would otherwise have been obligated to pay) the substitute tax or excise on rents. Tenant’s share of any tax or excise on rent shall be substantially the same as, and a substitute for, the payment of such Real Property Taxes as provided in this Lease.

1.4 Tenant’s Right to Contest Taxes. Tenant at its cost shall have the right, at any time, to seek a reduction in the assessed valuation of the Premises, or to contest any Real Property Taxes that are to be paid by Tenant. If Tenant seeks a reduction or contests the Real Property Taxes, the failure on Tenant’s part to pay its share of any Real Property Taxes shall not constitute a default as long as Tenant complies with the provisions of this paragraph.

Landlord shall not be required to join in any proceeding or contest brought by Tenant unless the provisions of any law require that the proceeding or contest be brought by or in the name of Landlord or any owner of the Premises. In that case, Landlord shall join in the proceeding or contest or permit it to be brought in Landlord’s name as long as Landlord is not required to bear any cost. Tenant, on final determination of the proceeding or contest, shall immediately pay or discharge the Real Property Taxes determined by any decision or judgment rendered, together with all costs, charges, interest, and penalties incidental to the decision or judgment.

If Tenant does not pay the Real Property Taxes when due and Tenant seeks a reduction or contests them as provided in this paragraph, before the commencement of the proceeding or contest Tenant shall furnish to Landlord a surety bond issued by an insurance company qualified to do business in California. The amount of the bond shall equal one hundred twenty-five (125%) percent of the total amount of Real Property Taxes in dispute. The bond shall hold Landlord, Master Ground Lessor and the Premises harmless from any damage arising out of the proceeding or contest and shall insure the payment of any judgment that may be rendered.

If any Real Property Taxes paid by Tenant are refunded to Landlord, the amount of such refund shall be paid or credited by Landlord to Tenant.

2. COMMON AREAS.

2.1 Common Area Defined. The term “Common Area” shall mean the Non-Exclusive Area of the premises and such other contiguous parking area operated by Landlord.

2.2 Tenant’s Right to Use. Tenant shall have the non-exclusive right during the Term of this Lease to use the Common Areas for itself, its employees, agents, customers, invitees and licensees.

2.3 Maintenance and Management. All Common Areas shall be subject to the exclusive control and management of Landlord or such other persons or nominees as Landlord may have delegated or assigned to exercise such management or control, in whole or in part, in Landlord’s place and stead. In no event shall Tenant have right to sell or solicit in any manner in any of the Common Areas.

2.3.1 Landlord shall have the right to close, if necessary, all or any portion of the Common Areas to such extent as may in the opinion of Landlord’s counsel be legally necessary to prevent a dedication thereof or the accrual of any rights of any person or of the public therein; to close temporarily all or any portion of the Common Areas to discourage non-customer use; to use portions of the Common Areas while engaged in making additional improvements or repairs or alterations to the Premises; and to do and perform such other acts in, to, and with respect to, the Common Areas as in the use of good business judgment Landlord shall determine to be appropriate.

2.3.2 Landlord shall have the right to increase the size of the Common Areas, including the expansion thereof to adjacent property; to reduce the Common Area other than the Non-Exclusive Area; to rearrange the parking spaces and improvements on the Common Areas’ to designate exclusive (reserved) or restricted parking; and to make such other changes from time to time which in its opinion are deemed to be desirable and for the best interests of all persons using the Common Areas.

2.3.3 Tenant agrees that it and its concessionaires, agent, employees, and vendors, suppliers and other independent contractors will use such access roads and will operate trucks and trailers making delivers or pick ups to and from the Premises upon and over such access roads as are designated therefor by Landlord as a means of ingress to and egress from the Premises.

2.3.4 Landlord shall have the right to establish, and from time to time to change, alter and amend, and to enforce against Tenant and the other users of the Common Areas such reasonable rules and regulations as may be deemed necessary or advisable for the proper and efficient operation and maintenance of the Common Area. Such rules and regulations may provide, without limitation, the hours during which the Common Areas shall be open for use. Landlord may, if in its opinion the same be advisable, establish system or systems of validation or other type operation to control parking checks of users. Tenant agrees to abide by and conform to such rules and regulations; to cause its concessionaires, employees and agents, so to abide and conform; and to use its best efforts to cause its customers, invitees and licensees to so abide and conform.

2.3.5 Notwithstanding any provision of this Paragraph 2.3 or any of its subparagraphs, Landlord agrees not to voluntarily change the present parking use of the Common Area with 125 feet of the Exclusive Area.

2.4 Maintenance and Expense of Common Areas. During the term of this Lease Landlord shall keep or cause the common areas to be kept in a neat, clean and orderly condition, properly lighted and landscaped, and shall repair any damage to the facilities thereof and shall pay all cost and expense incurred; and, an amount equal to fifteen (15%)

percent of Tenant’s Common Area Cost shall be paid to Landlord for Landlord’s administration and supervision of the Common Areas (Management Fee).

2.5 Tenant’s Common Area Costs. In addition to the rent provided in Paragraph 5 of the Basic Lease Terms, Tenant shall pay to Landlord monthly:

2.5.1 The sum of $1,913.00 as Tenant’s Common Area Cost, plus the Management Fee (Total $2,200.00); and

2.5.2 The sum of $174 for Landlord’s Special Utility Expense (Paragraph 6.4 of the General Lease Terms) plus a 15% Management Fee (Total $200).

2.6 Annual Adjustment. On each Adjustment Date, Tenant’s monthly Common Area Cost and Landlord’s Special Utility Expense shall be adjusted in the same manner provided for increase in the Minimum Rent (Paragraph 5.2 of the Basic Lease Terms), including Minimum and Maximum Adjustment. The 15% Management Fee shall be added to each such adjustment.

3. IMPROVEMENTS.

3.1 Tenant’s Improvements.

3.1.1 Plans and Specifications. Within ninety (90) days after the execution of this Lease, Tenant at its sole cost and expense shall provide Landlord with the plans and specifications for tenant’s improvements to the Exclusive Area of the Premises (“Tenant Improvements”). The plans and specifications shall provide for construction of Tenant’s Improvements in accordance with applicable building codes.

3.1.2 Approval by Landlord. Landlord’s approval of Tenant’s plans and specifications shall not be unreasonably withheld or delayed. Any change in Tenant’s plans and specifications shall likewise be submitted to Landlord for approval.

3.1.3 Completion of Tenant’s Improvements. Tenant’s improvements shall be completed on or before the Commencement Date.

3.2 Notice. Tenant shall give Landlord twenty (20) days notice prior to commencement of construction of Tenant Improvements. Said notice shall be in writing and shall state the date construction of Tenant Improvements are to commence so that Landlord can post and record an appropriate notice of non-responsibility.

3.3 Labor and Material Bond. Landlord, at Landlord’s option may require, prior to commencement of construction of Tenant’s Improvements that Tenant procure and deliver to Landlord a Labor and Material Bond in an amount satisfactory to Landlord, which shall name Landlord and Master Ground Lessor.

3.4 Landlord’s Improvements. Landlord shall, at Landlord’s sole cost and expense, perform the work described on Exhibit “3” (“Landlord’s Improvements”). Landlord’s Improvements shall be substantially completed prior to the Commencement Date.

4. ALTERATIONS. Except as provided for in Tenant’s Improvements in Paragraph 3.1 of the General Lease Terms, Tenant shall not make any Alterations to the Exclusive Area of the Premises in excess of $25,000.00, without Landlord’s consent. Any Alterations made shall remain on and be surrendered with the Premises on expiration or termination of this Lease, except Landlord can elect within thirty (30) days before expiration of this Lease or within five (5) days after termination or expiration to require Tenant to remove any Alterations that Tenant has made to the Premises. If Landlord so elects, Tenant at its cost shall restore the Premises to the condition designated by Landlord in its election, before the last day of the Term or within thirty (30) days after Notice of Election is given, whichever is later. Prior to commencement of any Alterations to the Premises by Tenant, Tenant shall give notice to Landlord as provided in subparagraph 3.3 of the General Lease Terms, and if required by Landlord, a Labor and Material Bond as provided in subparagraph 3.4 of the General Lease Terms.

5. MECHANIC LIENS.

5.1 Indemnify and Hold Harmless. Tenant shall at all times indemnify and save

Landlord and Master Ground Lessor harmless from all claims arising by the acts and conduct of Tenant for labor or materials in connection with construction, repair, alteration, or installation of structures, Tenant’s Improvements, equipment, or facilities upon the Premises, and from the cost of defending against such claims, including attorney’s fees.

5.2 Release of Lien. In the event a lien is imposed upon the Premises as a result of such construction, repair, alteration, or installation, Tenant shall either:

5.2.1 Record a valid Release of Lien; or

5.2.2 Deposit with Landlord cash in an amount equal to 125% of the amount of the lien and authorize payment to the extent of said deposit to any subsequent judgment holder that may arise as a matter of public record from litigation with regard to lienholder’s claim; or

5.2.3 Procure and record a bond in accordance with Section 3143 of the California Civil Code, which frees the Premises from the claim of the lien and from any action brought to foreclose the lien.

5.3 Default. Should Tenant fail to accomplish one of the above within fifteen (15) days after the filing of such a lien, the Lease shall be in default and this Lease shall be subject to immediate termination.

6. LANDLORD’S MAINTENANCE. Except as may otherwise be provided in this Lease, Landlord, at its cost, shall maintain in good condition the following:

6.1 Structural. The structural parts of the building and other improvements on the Non-Exclusive Area of the Premises and teller drive through area, which structural parts include the foundations, bearing and exterior walls, subflooring and roof, but excluding glass and doors.

6.2 Utilities. That portion of the Utility Services, plumbing and sewage systems lying inside the interior walls of the Premises, which were not installed by Tenant.

6.3 Roof. The roof, gutters, and downspouts.

6.4 Heating and Air Conditioning. The heating and air conditioning system and interior ceiling fluorescent lights and fixtures (“Landlord’s Special Utility Expense”).

6.5 Damage Repair. Subject to the provisions of Paragraph 12 of the General Lease Terms, Damage and Destruction, to the extent not covered by Landlord’s or Tenant’s insurance, Landlord shall repair the Premises if they are damaged by (a) causes outside the Premises over which the Tenant has no control; (b) acts or omissions of Landlord, or its authorized representatives; or (c) Landlord’s failure to perform its obligations under this paragraph.

7. TENANT’S MAINTENANCE. Tenant, at its cost, shall, to the satisfaction of Landlord, keep and maintain the Exclusive Area of the Premises and all improvements of any kind which may be constructed, installed, or made thereon by Tenant in good condition and in substantial repair. It shall be Tenant’s responsibility to take all steps necessary or appropriate to maintain such a standard of condition and repair. Tenant expressly agrees to maintain the Exclusive Area of the Premises in a safe, clean, wholesome and sanitary condition, to the complete satisfaction of Landlord and in compliance with all applicable laws. If required by Landlord, Tenant further agrees to provide separate approved containers for trash and garbage. Tenant shall keep the Exclusive Area of the Premises free and clear of rubbish and litter. During regular business hours of Tenant, Landlord shall have the right to enter upon and inspect the Exclusive Area of the Premises at any time for cleanliness and safety. Tenant shall designate in writing to Landlord a representative who shall be responsible for the day-today operation and level of maintenance, cleanliness, and general order. Tenant’s Maintenance shall include without limitation, the obligation to repair the doors, glass or otherwise, interior walls, ceilings, interior floor coverings, all of Tenant’s personal property, exterior signs, store fronts, all glass windows and window frames, interior and exterior, and all electrical, utility lines, plumbing and sewage systems outside the interior walls of the Premises. Tenant shall be liable for any damage to the Premises resulting from the acts or omissions of Tenant or Tenant’s authorized representative.

7.1 Landlord’s Right to Repair: If Tenant fails to maintain or make repairs or replacements as required herein, Landlord may notify Tenant in writing of said failure. Should Tenant fail to correct the situation within a reasonable time thereafter, as established by Landlord, Landlord may, but shall not be required to do so, make the necessary correction and the cost thereof, including but not limited to the cost of labor, materials, and equipment and administration, shall be deemed additional rent to be paid by Tenant within ten (10) days of receipt of a statement of said cost from Landlord. Landlord may, at its option, choose other remedies available herein, or by law.

8. UTILITY SERVICES. Tenant shall arrange and pay for the installation and use of all gas, power, telephone, and electric current and all other utilities used by Tenant on the Premises from and after the delivery of possession thereof by Landlord (including the period of early possession). If any such charges are not paid when due, Landlord may pay the same, and any amount so paid by Landlord shall thereupon become due to Landlord from Tenant as additional rent. Landlord shall not be liable for damages or otherwise for any failure or interruption of any utility service being furnished the Premises, and no such failure or interruption shall entitle Tenant to terminate this Lease or to abate payment of any portion of the Rent due hereunder. Nothing contained in this Lease shall limit Landlord in any way from granting or using easements on, across, and under the Premises for the purpose of providing utility services.

9. LATE CHARGE; INTEREST.

9.1 Late Charge. Tenant acknowledges that late payment by Tenant to Landlord of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on

Landlord by the terms of the Master Ground Lease or any encumbrance and note secured by any encumbrance covering the Premises. Therefore, if any installment of rent due from Tenant is not received by Landlord within ten (10) days when due, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord.

9.2 Interest. Any sum due to Landlord from Tenant not paid within 10 days of the date due shall bear interest at the highest rate per annum an individual is permitted by law to charge in the State of California from the date due until paid.

10. INDEMNITY AND EXCULPATION.

10.1 General Indemnity by Tenant. Tenant agrees to and shall indemnify, defend and hold Landlord harmless from and against all liability, loss, damage, costs or expenses (including attorneys’ fees and court costs) arising from or as a result of the death of any person or any accident, injury, loss and damage whatsoever caused to any person or to the property of any person which may arise out of the performance of Tenant’s obligations under this Lease, Tenant’s occupation of the Premises or any errors or omissions of Tenant, whether such performance or errors or omissions be made by Tenant, its subtenants, concessionaires, contractors or subcontractors, or anyone directly or indirectly employed by Tenant and whether such damage shall accrue or be discovered before or after termination of this Lease. The indemnify obligation of Tenant under this paragraph shall survive the expiration or termination, for any reason, of this Lease.

10.2 General Indemnity by Landlord. Likewise, Landlord agrees to and shall indemnify, defend and hold Tenant harmless from and against all liability, loss, damage, costs or expenses (including attorneys’ fees and court costs) arising from or as a result of the death of any person or any accident, injury, loss and damage whatsoever caused to any person or to the property of any person which may arise out of the performance of Landlord’s obligations under this Lease, Landlord’s occupation of the Premises or any errors or omissions of Landlord, whether such performance or errors or omissions be made by Landlord, its subtenants, concessionaires, contractors or subcontractors, or anyone directly or indirectly employed by Landlord and whether such damage shall accrue or be discovered before or after termination of this Lease. The indemnify obligation of Landlord under this paragraph shall survive the expiration or termination, for any reason, of this Lease.

11. INSURANCE.

11.1 Tenant’s Insurance. Concurrent with the execution of this Lease and in partial performance of Tenant’s obligations hereunder, Tenant shall procure and maintain, at its cost, or cause to be maintained during the term of this Lease (including the period of early possession) and any extensions or renewals thereof, from insurers admitted in California or having a minimum rating of or equivalent to A+ in Best’s Insurance Guide:

11.1.1 Comprehensive General Liability Insurance with a combined single limit of at least Five Million Dollars ($5,000,000) for each occurrence including as may be appropriate for the use and occupancy of the Premises, products, garagekeepers legal liability and fire legal liability coverage in amounts approved by Landlord. Landlord, its respective officials, employees, and agents shall be covered as additional insureds with respect to liability arising from activities performed by or on behalf of Tenant. Said insurance shall be primary insurance with respect to Landlord and shall contain a cross liability endorsement. Tenant shall require Tenant’s contractors, concessionaires, and sublessees to include Landlord as an additional insured on all general liability insurance covering work or activities on the Premises.

11.1.2 “All Risk” personal property insurance including earthquake and flood if available at reasonable cost in an amount sufficient to cover the full replacement value of Tenant’s improvements, personal property and equipment on the Premises.

11.1.3 [This Section Intentionally omitted]

11.1.4 Upon the execution of this Lease, Tenant shall deliver to Landlord certificates of insurance with original endorsements evidencing the coverage required by this Lease. The certificates and endorsements shall be signed by a person authorized by the insurer to bind coverage on its behalf. Landlord reserves the right to require complete certified copies of all policies at any time. Tenant further agrees that if Tenant fails to furnish evidence of insurance as provided in this paragraph, Landlord may obtain such insurance and the premium for such insurance shall be deemed additional rent to be paid by Tenant to Landlord upon demand.

11.1.5 Said insurance shall contain an endorsement requiring thirty (30) days’ prior written notice from insurers to Landlord before cancellation or change of coverage.

11.1.6 Said insurance may provide for such deductibles or self-insured retention as may be acceptable to the Landlord or its designee. In the event such insurance does provide for deductibles or self-insured retention, Tenant agrees that it will fully protect Landlord in the same manner as these interests would have been protected had the policy or policies not contained a deductible or retention provisions. With respect to damage to property, Landlord and Tenant hereby waive all rights of subrogation, one against the other, but only to the extent that collectible commercial insurance is available for said damage.

11.1.7 Not more frequently than every three (3) years, if in the opinion of Landlord or of an insurance broker retained by Landlord, the amount of the foregoing insurance coverages is not adequate, Tenant shall increase the insurance coverage as required by Landlord.

11.1.8 The procuring of said insurance shall not be construed as a limitation on Tenant’s liability or as full performance on Tenant’s part of the indemnification and hold harmless provisions of this Lease.

11.1.9 Any modification or waiver of the insurance requirements herein shall only be made with the written approval of Landlord.

11.2 Landlord’s Insurance.

Landlord, at its cost, shall maintain on the building and other improvements on the Premises not required by Tenant to be insured, an “All Risk” property insurance, including earthquake and flood, if in Landlord’s opinion is available from responsible carriers at reasonable cost, and debris removal in an amount sufficient to cover the full replacement value of all improvements constructed on the Premises. Landlord shall provide Tenant with evidence of such insurance.

11.3 Waiver. Landlord and Tenant each release the other, and their respective authorized representatives, from any claims for damages to any person or to the Premises, and to the fixtures, personal property and Tenant Improvements, and the Improvements and Alterations of either Landlord or Tenant in the Premises that are caused by or result from risks insured against under insurance policies carried by the parties and in force at the time of such damage.

12. DAMAGE OR DESTRUCTION; RESTORATION.

12.1 Insured Loss. If, during the Term of this Lease, the Premises are totally or partially destroyed from any cause covered by insurance, they shall be restored as hereinafter provided, if the restoration can be completed within one hundred eighty (180) days after the date of the destruction and such destruction shall not terminate this Lease. If it is determined the restoration cannot be made as herein provided, then, within fifteen (15) days after such determination, Tenant can terminate this Lease immediately by giving notice to Landlord. If Tenant fails to terminate this Lease, Landlord, at its election, can either terminate this Lease or restore the Premises within a reasonable time and this Lease shall continue in full force and effect. If existing laws to not permit the restoration, either party can terminate this Lease immediately by giving notice to the other party.

12.2 Uninsured Loss. If substantial damage effecting the Premises is due to any cause other than one covered by insurance, then either party may terminate this Lease by giving thirty (30) day’s notice of termination.

12.3 Damage At End Of Term. Notwithstanding subparagraph 12.1 of the General Lease Terms, if destruction requiring more than ninety (90) days but not less than one hundred eighty (180) days to restore the Premises occurs during the last year of the Initial Term or the last year of an Option Term, and unexercised Option Terms remain, Landlord can terminate this Lease by giving notice to Tenant not more than thirty (30) days after the destruction. Provided, however, if Tenant within said thirty (30) days gives Landlord an Extension Notice for the next Option Term, this Lease shall remain in full force and effect.

12.4 Restoration. In the event of damage or destruction to be restored by either or both parties, the party having the duty to restore shall give notice to the other of the damage or destruction and the date of loss. The party having the duty to restore shall promptly make proof of loss and proceed to collect all valid claims against their insurers or others for such damage or destruction. All amounts recovered for such claims by such parties shall be used for the restoration of the Premises to substantially the same condition as they were immediately prior to such damage or destruction. Restoration shall be promptly commenced and diligently pursued to completion by each party.

12.5 Abatement or Reduction of Rent. In case of destruction there shall be an abatement or reduction of the Minimum Rent based on the extent to which the destruction interferes with Tenant’s Use of the Premises. In the event such destruction entirely prevents Tenant’s Use of the Premises for conduct of Tenant’s business (100%), Tenant’s obligation to pay Landlord the other charges provided in this Lease shall also be abated. To the extent Tenant occupies any portion or part of the Premises (Exclusive or Non-Exclusive) for the conduct of business the other charges shall not be abated.

12.6 Bond. Prior to commencement of the restoration, if requested by Landlord, Tenant shall file with Landlord a Labor and Material Bond as provided in subparagraph 3.3 in the amount of one hundred percent (100%) of the estimated cost of work to be performed by Tenant.

12.7 Notice. Tenant shall give Landlord notice twenty (20) days prior to commencement of work to enable Landlord to post and record notices of non-responsibility for the work to be performed by Tenant.

13. ASSIGNMENT AND SUBLETTING. Except as hereinafter provided, Tenant shall not assign or transfer this Lease or any interest therein, nor sublease the Premises or any part thereof (collectively “Transfer”) without the prior approval of Landlord which shall not be unreasonably withheld. The approval of Landlord to any transfer shall not relieve Tenant of the obligation to obtain such approval to any further transfer. This Lease nor any interest therein shall be subject to transfer by attachment, execution, proceedings in insolvency or bankruptcy (voluntary or involuntary), or receivership, unless such receivership is sought by a state or federal bank regulatory agency. In the event of Transfer, either voluntary or involuntary, or by operation of law, without the prior approval of Landlord, such transfer shall be voidable at Landlord’s election, and if voided by Landlord, shall convey no interest in this Lease or the Premises and shall constitute a default of this Lease.

13.1 Merger, Consolidation, Etc. If Tenant is a corporation, Tenant may assign, merge, consolidate, or otherwise change its corporate form without Landlord’s consent if the change is not related to a transaction involving only this Lease, and if the assignment, merger, or consolidation of Tenant does not result in a change of control. For example, if the corporation controlling Tenant is merged or consolidated into or with a parent corporation, or if the corporation offers its shares to the public in a transaction registered under the Securities Act of 1933, where the ultimate control of Tenant remains with its existing shareholders,

Landlord’s consent shall not be required unless Tenant makes such change or enters into such transaction solely to facilitate the transfer of this Lease, in which case Landlord’s written consent shall be required.

13.2 Notice to Landlord. If Tenant desires a transfer, then at least sixty (60) days prior to the date when Tenant desires the transfer to be effective (“Transfer Date”), Tenant shall notify Landlords stating the Transfer Date, the name, street address, telephone number, and business of the proposed transferee (including details of its business experience), the terms and conditions of the proposed transfer, a statement whether the proposed transferee is an individual, partnership, or corporation, and if a partnership the name and address of the general partners, and if a corporation, the names and addresses of the shareholders, officers and directors and the state of incorporation. Tenant shall demonstrate that the proposed transferee is financially responsible, capable of meeting its credit obligations, including rent obligations, and experienced in operating the proposed business, to Landlord’s satisfaction as determined in Landlord’s good faith judgment, by providing financial statements (if required by Landlord), bank references and such supplemental information as Landlord may thereafter request.

13.3 Withholding Consent. Landlord and Tenant agree (by way of example and without limitation) that it shall be reasonable for Landlord to withhold Landlord’s consent if any of the following conditions exist or may exist:

13.3.1 The proposed transferee’s use of the Premises is any use other than provided in this Lease.

13.3.2 Tenant is in default under this Lease.

13.4 Assumption. Each permitted transferee shall assume and be deemed to have assumed this Lease and shall be jointly and severally liable with Tenant for the payment of rent and for the performance of the terms, covenants, and conditions of this Lease. No permitted transfer shall be binding on Landlord until the transferee shall deliver to Landlord a counterpart of the transfer documents which shall contain a covenant of assumption by transferee. However, the failure or refusal to execute such instrument of assumption shall not release transferee from liability as set forth herein.

13.5 Notice to Tenant. Landlord shall notify Tenant thirty (30) days prior to the Transfer Date whether Landlord approves or disapproves the proposed transfer.

13.6 Landlord’s Assignment. Landlord shall have the absolute right to assign this Lease.

14. DEFAULT. The occurrence of any of the following acts shall constitute a default by Tenant:

14.1 Rent. Failure to pay rent when due if the failure continues after ten (10) day’s written notice to Tenant.

14.2 Abandonment. Abandonment of the Premises, providing that failure to occupy or operate the Premises or business thereon for ten (10) consecutive days shall be deemed an abandonment except for conditions beyond Tenant’s reasonable control.

14.3 Covenants and Conditions. Failure to perform any of the terms, covenants, or conditions of this Lease other than payment of Rent if said failure is not cured within thirty (30) days after notice to Tenant of said failure. If the default cannot reasonably be cured in thirty (30) days, Tenant shall not be in be in default if Tenant begins to cure within the thirty- day period and diligently proceeds to cure to completion.

14.4 Prohibited Assignment. Any attempted assignment, transfer, or sublease except as approved by Landlord pursuant to Paragraph 13 of the General Lease Terms.

15. REMEDIES. Upon the occurrence of any default, in addition to any other rights or remedies of Landlord hereunder, by law or in equity, Landlord shall have the following rights and remedies:

15.1 Termination. Landlord may terminate this Lease by giving Tenant notice of termination, and Tenant shall immediately surrender possession of the Premises in the manner hereinafter provided in subparagraph 20.6 of the General Lease Terms. Termination hereunder shall not relieve Tenant from the payment of any sum due Landlord or any claim for damages. Landlord shall be entitled to recover from Tenant all damages incurred by Landlord including but not limited to the cost of recovering possession, Expenses of reletting including renovation and alteration, reasonable attorney’s fees, real estate commissions paid, and (a) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rent loss that the Tenant proves could have been reasonable avoided; (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the Lease term after the time of award exceeds the amount of such rent loss that the Tenant proves could be reasonably avoided. The “worth at the time of award” in subparagraph (c) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%). The “worth at the time of award” in subparagraphs (a) and (b) above is computed by allowing interest at the maximum rate allowed by law.

15.2 Re-Entry. Without terminating this Lease Landlord may re-enter and relet the Premises or any part thereof for the account and in the name of Tenant or otherwise. Any reletting may be for the remainder of the term or for a longer or shorter period. Landlord may execute subleases under this provision either in its name or in Tenant’s name, and shall be entitled to the rent from the Premises. Tenant hereby appoints Landlord its attorney-in-fact for the purpose of such reletting. Tenant shall nevertheless pay to Landlord when due all sums required hereunder, plus Landlord’s expenses, including but not limited to remodeling, commissions, and advertising, less the sum received by Landlord from any reletting. No act by Landlord under this provision shall constitute termination of this Lease unless and until Landlord gives Tenant notice of termination.

15.3 [This section intentionally omitted]

15.4 Landlord’s Cure. Landlord, after Tenant defaults, can cure the default at Tenant’s cost, provided that the default is not a failure to pay rent. If Landlord does cure

Tenant’s default by paying any sum (except rent) or doing any act that requires the payment of any sum, the sum paid by Landlord shall be immediately due and payable to Landlord by Tenant as additional rent.

15.5 Non-Exclusive. These remedies are not exclusive but cumulative to other remedies provided by law in the event of Tenant’s default, and the exercise by Landlord of one or more rights and remedies shall not preclude the Landlord’s exercise of additional or different remedies for the same or any other default by Tenant.

15.6 Institution of Legal Actions. In addition to any other rights or remedies, either party may institute legal action to cure, correct, or remedy any default, to recover damages for any default, or to obtain any other remedy consistent with the purpose of this Lease. The prevailing party in any action commenced pursuant to this Lease shall be entitled to recover reasonable costs, expenses and attorney’s fees.

15.7 Inaction Not a Waiver of Default. Any failures or delays by either party in asserting any of its rights and remedies as to any default shall not operate as a waiver of any default or of any such rights or remedies or deprive either such party of its right to institute and maintain any actions or proceedings which it may deem necessary to protect, assert or enforce any such rights or remedies.

16. RIGHT TO ENTER PREMISES. Landlord, its employees, agents, and representatives shall have the right to enter the Premises during Tenant’s business hours at all reasonable times to determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease; to do any maintenance or restoration to the Premises; to serve or post any notices; to post “for rent” or “for lease” signs; to show the Premises to prospective brokers, agents, buyers, tenants or otherwise; to do any act or thing necessary for the safety or preservation of the Premises; and to take any reasonable or necessary action to protect the Premises. Landlord shall not be liable for inconvenience, disturbance, loss of business, nuisance or other damage arising from Landlord’s entry. Tenant shall not be entitled to an abatement or reduction of rent if Landlord exercises its right of entry hereunder.

17. RIGHT TO RE-ENTER. Tenant shall peaceably deliver possession of the Premises to Landlord on the date of termination of this Lease, whatsoever the reason for termination. On giving notice of termination to Tenant, Landlord shall have the right to re-enter and take possession of the Premises on the date termination becomes effective without further notice of any kind and without instituting summary or regular legal proceedings. Termination of this Lease and re-entry by Landlord shall in no way alter or diminish any obligation of Tenant under this Lease and shall not constitute an acceptance or surrender. Tenant hereby waives any right of redemption under any existing or future law in the event of eviction from or dispossession of the Premises for any reason or in the event Landlord re-enters and takes possession of the Premises in a lawful manner.

18. EMINENT DOMAIN:

18.1 Definition of Terms. The following definitions shall govern interpretation of this paragraph.

18.1.1 Total Taking. The term “Total Taking” as used in this Lease means the taking of the entire Premises under the power of eminent domain or the taking of so much thereof as will in Tenant’s judgment prevent or substantially impair the use of the Premises for the uses and purposes then being made or proposed to be made by Tenant of the Premises.

18.1.2 Partial Taking. The term “Partial Taking” means the taking of a portion only of the Premises which does not constitute a Total Taking as defined above.

18.1.3 Taking. The term “Taking” shall also include a voluntary conveyance by Landlord to an agency, authority or public utility under threat of a Taking under the power of eminent domain in lieu of formal proceedings.

18.1.4 Date of Taking. The term “Date of Taking” shall be the date title to the Premises or portion thereof passes and vests in the condemnor or the date of entry of an order for immediate possession by a court of competent jurisdiction in connection with any judicial proceedings in eminent domain or the date physical possession of the Premises is taken or interfered with, whichever first occurs.

18.1.5 Real Property. “Real Property” as defined in subparagraph 1.1 of the Basic Lease Terms.

18.2 Effect of Taking. If during the term hereof there shall be a Total or Partial Taking under the power of eminent domain, then the leasehold estate of Tenant in and to the Premises, in the event of a Total Taking, or the portion thereof taken, in the event of a Partial Taking, shall cease and terminate, as of the Date of Taking thereof. If this Lease is so terminated in whole or in part, all rentals and other charges payable by Tenant to Landlord hereunder and attributable to the Premises, or portion thereof taken, shall be paid by Tenant up to and prorated through the Date of Taking by the condemner.

18.3 Allocation of Award. Compensation and damages awarded which are remaining after determination of Master Ground Lessor’s interest in the Real Property as provided in the Master Lease (the “Award Remainder”) in connection with a total or partial taking of the Premises, including all improvements thereon, shall be allocated as follows:

18.3.1 In the event of a Total or Partial Taking of the Premises, including all improvements thereon, the allocation of the Award Remainder as between Landlord and Tenant shall be determined by the Landlord and Tenant and, if Landlord and Tenant cannot agree on a determination as to the allocation of the Award Remainder, in such event, Landlord and Tenant shall submit the determination of said allocation of the Award Remainder value of the respective interests of Landlord and Tenant to an appraisal process described below.

The appraised value of Landlord’s interest in the Premises for this purpose shall be based upon the value of the improvements owned by Landlord on the Premises as burdened and benefitted by this Lease. The appraised value of Tenant’s interest in the Premises and the improvements thereon shall be based upon the value of Tenant’s ownership of the improvements which it has developed and constructed on the Premises subject to this Lease and Tenant’s leasehold interest in the Premises. The appraised value of the parties’ respective interests shall be determined by members of the American Institute of Real Estate Appraisers, as provided in this subparagraph 18.3 of the General Lease Terms. The parties shall commence said appraisal process by each appointing one appraiser within twenty (20) business days after notice from the other that such appraisal is required, and the appraisal process with Master Ground Lessor has been completed. The appraisal shall be made on the basis of sales of comparable property in the area of the Premises. If it is concluded that there are no such comparable sales, then the appraisal shall be made on the basis of any other reasonable method recognized by the American Institute of Real Estate Appraisers. If the two appraisers cannot agree on value, they shall appoint a third appraiser. If the three appraisers are not able to agree on the value of the real property, then the appraised value shall be the average of the two appraisals which are nearest to one another. Each party shall pay for its appraiser. Both parties shall share equally in the cost, if any, of a third appraiser.

Partial Taking - Termination. In the event of the taking or transfer of no less than one-third (1/3) of the Premises, including the Exclusive Area improvements, leaving the remainder of the Premises in such location, or in such form, shape, or reduced size as to be not effectively and practicably usable in the opinion of Tenant, Tenant may declare this Lease terminated and all right, title, and interest of Tenant thereunder shall cease to exist on the date title to the Premises or the portion thereof so taken is transferred or vests in the condemning authority. In such event, Tenant quitclaims all right and interest in the proceeds of any condemnation compensation to Landlord.

Partial Taking - Continuation with Rent Abatement. In the event the Partial Taking is of less than one-third (1/3) of the Exclusive Area of the Premises, or event if the Taking is over one-third (1/3) of the Premises, or in the event of such taking or transfer of a part of the Premises leaving the remainder of the Premises in such location and in such form, shape, or size as to be used effectively and practicably in the opinion of the Tenant, this Lease shall terminate and end only as to the portion of the Premises so taken or transferred as of the date title to such portion vests in the condemning authority, but shall continue in full force and effect as to the portion of the Premises not so taken or transferred. From and after such date the Minimum Rent required to be paid by Tenant to Landlord shall be reduced in the proportion to which the square footage of the part of the Premises taken or transferred bears to the total square footage of the Premises.

Dislocation Compensation. In the event of condemnation of the Premises, Tenant or its sub-tenants shall not be entitled to dislocation compensation, or business relocation or disruption from the Award Remainder unless such compensation and damages were received and allocated to Landlord in determining the Award Remainder.

Voluntary Conveyance. A Voluntary Conveyance by Landlord to a public utility, agency, or authority under threat of a taking under the power of eminent domain in lieu of formal proceedings shall be deemed a taking within the meaning of this subparagraph. Such a conveyance can only be made with the concurrence of Landlord and Master Ground Lessor, and may be made without the consent of Tenant.

18.4 Proceedings. In any condemnation proceeding affecting the Premises which may affect the estates of Landlord and Tenant, both parties shall have the right to appear in and defend against such action as they deem proper in accordance with their own interests at their own expense. To the extent possible, the parties shall cooperate to maximize any condemnation proceeds payable by reason of the condemnation. Issues between Landlord and Tenant required to be resolved pursuant to this paragraph shall be joined in any such condemnation proceeding to the extent permissible under then applicable procedural rules of such court of law or equity for the purpose of avoiding multiplicity of actions and minimizing the expenses of the parties.

19. THIS SECTION INTENTIONALLY OMITTED.

20. MISCELLANEOUS.

20.1 Improvements to Become Property of Landlord: All buildings, improvements and facilities, exclusive of trade fixtures, constructed or placed upon the Premises by Tenant,

or its predecessors, must, upon completion be kept free and clear of all liens, claims, or liability for labor or material and shall become the property of Landlord at the expiration of this Lease or upon earlier termination hereof. Tenant shall prepare and submit to Landlord within sixty (60) days after the beginning of the term of this Lease, a schedule of trade fixture installed or placed on the Premises whether by Tenant or its sublessees, concessionaires, or licensees. Tenant shall notify Landlord in writing of any changes, additions, substitutions or deletions to said schedule of trade fixtures.

20.2 Signs. Other than Tenant’s tradename signs approved as required by law or regulatory agency required signs, Tenant shall not place, affix, maintain or permit any sign, advertisement, name, insignia, logo, descriptive material, or similar (collectively “Sign”) on the Premises without the prior approval of Landlord. Any Sign so approved shall be maintained by Tenant at its cost, in good condition and repair. Any Sign not so approved may be removed by Landlord without notice at Tenant’s cost and the costs of removal and repair shall be additional rent. No sign may be affixed to the Improvements which requires use of the roof without Landlord’s written approval.

20.3 Abandoned Personal Property. If Tenant abandons the Premises or is dispossessed thereof by process of law or otherwise, title to any personal property belonging to Tenant and left on the Premises thirty (30) days after such abandonment or dispossession shall be deemed to have been transferred to Landlord. Landlord shall have the right to remove and to dispose of such property without liability therefor to Tenant or to any person claiming under Tenant, and shall have no need to account therefor. Tenant hereby designates Landlord as its attorney-in-fact to execute and deliver such documents as may be reasonably required to dispose of such abandoned property and transfer title thereto.

20.4 Subordination; Attornment.

20.4.1 Automatic Subordination. This Lease is and shall be subordinate to the Master Ground Lease and to any encumbrance now of record or entered into and recorded after the date of this Lease affecting the Premises. Such subordination is effective without any further act of Tenant. Tenant shall, from time to time, on request from Landlord execute and deliver any documents or instruments that may be required by a lender. If Tenant fails to execute and deliver any such documents or instruments, Tenant irrevocably constitutes and appoints Landlord as Tenant’s special attorney-in-fact to execute and deliver any such documents or instruments.

20.4.2 Attornment. In the event of Landlord’s default under the Master Lease or any encumbrance, Tenant shall attorn to Master Lessor, or to any grantee or transferee properly designated by Master Lessor or lender.

20.4.3 Tenant shall execute documents required by Master Lessor or any lender to accomplish the purposes of this paragraph.

20.5 Estoppel Certificates. Each party, within ten (10) days after notice from the other party, shall execute and deliver to the other party, in recordable form, a certificate stating that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating the modifications. The certificate also shall state the amount of Minimum Rent, the dates to which the rent has been paid in advance, and the amount of any Security Deposit or Prepaid Rent. Failure to deliver the certificate within the ten (10) days shall be conclusive upon the party failing to deliver the certificate for the benefit of the party requesting the certificate and any successors to the party requesting the certificate, this Lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate. If a party fails to deliver the certificate within the ten (10) days, the party failing to deliver the certificate irrevocably constitutes and appoints the other party as its special attorney-in-fact to execute and deliver the certificate to any third party.

20.6 Surrender of Premises. On expiration or within five (5) days after termination of the Term, Tenant shall surrender to Landlord the premises and all Tenant’s improvements and alterations in good condition (except for ordinary wear and tear occurring after the last necessary maintenance made by Tenant) except for alterations that Tenant has the right to remove or is obligated to remove under the provisions of this Lease. Tenant shall remove all its personal property within the above-stated time. Tenant shall perform all restoration made necessary by the removal of any alterations or Tenant’s personal property within the time period stated in this paragraph.

Landlord can elect to retain or dispose of in any manner any alterations or Tenant’s personal property that Tenant does not remove from the Premises on expiration or termination of the Term as allowed or required by this Lease by giving at least five (5) day’s notice to Tenant. Title to any such alterations or Tenant’s personal property that Landlord elects to retain or dispose of on expiration of the five (5) day period shall vest in Landlord. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord’s retention or disposition of such alterations or Tenant’s personal property. Tenant shall be liable to Landlord for Landlord’s costs for storing, removing, and disposing of any alterations or Tenant’s personal property.

If Tenant fails to surrender the premises to Landlord on expiration or within five (5) days after termination of the Term as required by this paragraph, Tenant shall hold Landlord harmless for any damages resulting from Tenant’s failure to surrender the Premises, including, without limitation, claims made by a succeeding tenant resulting from Tenant’s failure to surrender the Premises.

20.7 Holding Over. In the event Tenant shall continue in possession of the Premises after the expiration of the Lease Term, such possession shall not be considered a renewal of this Lease but a tenancy from month to month and shall be governed by the conditions and covenants contained in this Lease.

20.8 Successors. Unless otherwise provided in this Lease, the terms, covenants and conditions contained herein shall apply to and bind the heirs, successors, executors, administrators, and assigns of all the parties hereto.

20.9 Applicable Law. The laws of the State of California shall govern the interpretation and enforcement of this Lease.

20.10 Quitclaim of Tenant’s Interests upon Termination. Upon termination of this Lease for any reason, including but not limited to termination because of default by Tenant, Tenant shall execute, acknowledge and deliver to Landlord within thirty (30) days after receipt of written demand therefor, a good and sufficient deed whereby all right, title and interests of Tenant in the Premises is quitclaimed to Landlord.

20.11 Waiver By Landlord. Any waiver by Landlord of any breach of any one or more of the terms, covenants, or conditions of this Lease shall be in writing and shall not be construed to be a waiver of any subsequent or other breach of the same or of any other term, covenant, or condition of this Lease, nor shall failure on the part of Landlord to require exact, full, and complete compliance with any of the terms, covenants, or conditions of this Lease be construed as in any manner changing the terms, covenants, or conditions hereof or preventing Landlord from enforcing the provisions hereof, nor shall the conduct of the parties be deemed to change or modify the terms, covenants, or conditions of this Lease. No delay, failure or omission of Landlord to re-enter the Premises to insist on strict enforcement of any term, covenant, or condition or to exercise any right, power, privilege or option arising from any default shall impair any such right, power, privilege or option or be construed as a waiver of or acquiescence in such default or as a relinquishment of any right. The receipt and acceptance by Landlord of delinquent rent shall not constitute a waiver of any other default but shall only constitute waiver of timely payment for the particular rent payment involved. No notice to Tenant shall be required to restore “time is of the essence” after the waiver by the Landlord of any default. No option, right, power, remedy or privilege of Landlord shall be construed as being exhausted by the exercise thereof in one or more instances.

20.12 Force Majeure. In any case where either party hereto is required to do any act, delays caused by or resulting from acts of God, war, civil commotion, fire, flood, earthquake or other casualty, strikes or other extraordinary labor difficulties, shortages of labor or materials or equipment in the ordinary course of trade, government regulations or other causes not reasonably within such party’s control and not due to the fault or neglect of such party shall not be counted in determining the time during which such act shall be completed, whether such time be designated by a fixed date, a fixed time or “a reasonable time”, and such time shall be deemed to be extended by the period of such delay. Neither financial inability of either party nor changes in market or financial conditions shall be considered to be a circumstance or cause beyond the reasonable control of that party.

20.13 Termination of Prior Agreements. The parties hereto agree that all previous leases, agreements or understandings entered into between the parties or their predecessors are hereby terminated as of the effective date of this Lease, and neither party shall have any further rights or liabilities thereunder.

20.14 Amendments. This Lease sets forth all of the agreements and understandings of the parties and any modification must be in writing duly executed by both parties.

20.15 Provisions Are Covenants and Conditions. All provisions, ether covenants or conditions, on the part of Tenant shall be deemed to be both covenants and conditions.

20.16 Right to Contest Laws. Tenant shall have the right after notice to Landlord to contest or to permit its subtenants to contest by appropriate legal proceedings, without costs or expense to Landlord, the validity of any law, ordinance, order, rule, regulation or requirement to be complied with by Tenant under this Lease. Provided such contest shall be promptly and diligently prosecuted at no expense to Landlord and so long as Landlord shall not thereby suffer any civil penalties, sanction or be subjected to any criminal penalties or sanctions, and Tenant shall protect and save harmless Landlord against any liability and claims for any such noncompliance or postponement of compliance.

20.17 Partial Invalidity. If any term or provision of this Lease or the application thereof to any party or circumstances shall, to any extent, be held invalid or unenforceable, the remainder of this Lease, or the application of such term or provisions, to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

20.18 Waivers. All waivers of the provisions of this Lease must be in writing by the appropriate authorities of Landlord or Tenant and all amendments hereto must be in writing by the appropriate authorities of Landlord and Tenant.

20.19 No Joint Venture or Partnership. Nothing in this Lease shall be construed as creating either a partnership or joint venture between the parties hereto.

20.20 Jointly Drafted. This Lease is jointly drafted by the parties hereto and it is not to be construed against either party as the drafter.

20.21 Time of Essence. Time is of the essence as to each of the provisions of this Lease.

20.22 Institution of Legal Actions. In addition to any other rights or remedies, either party may institute legal action to cure, correct, or remedy any default,, to recover damages for any default, or to obtain any other remedy consistent with the purpose of this Lease. The prevailing party in any action commenced pursuant to this Lease shall be entitled to recover reasonable costs, expenses and attorneys’ fees.

20.23 Consents. Whenever consent or approval of either party is required, that party shall not unreasonably withhold such consent or approval.

20.24 Additional Sums Rent. All sums payable by Tenant to Landlord under this Lease are deemed rent or additional rent and must be paid in lawful money of the United States of America.

20.25 Broker. Tenant represents that it has not had dealings with any real estate broker, finder, or other person, other than Fey Canyon Realtors, with respect to this Lease in any manner. Tenant shall hold Landlord harmless from all damages resulting from any claims that may be asserted against Landlord by any other broker, finder or other person, with whom Tenant has or purportedly has dealt.

20.26 Release. Except as otherwise provided in this Lease, if a party elects to terminate this Lease as allowed in this Lease, on the date the Lease terminates, the parties shall be released from further liabilities and obligations and Landlord shall return to Tenant any unearned rent. If Tenant is in default on the date the Lease terminates, Tenant is not released from its obligations and liabilities.

20.27 Exhibits. All exhibits referred to are attached to this Lease and incorporated by reference.

20.28 Captions. The captions of this Lease shall have no effect on its interpretation.

20.29 Gender. When required by the context of this Lease, the singular shall include the plural.

20.30 Recordation. This Lease shall not be recorded, except that if either party requests the other to do so, the parties shall execute a Memorandum of Lease in recordable form.

20.31 Paragraph References. Unless otherwise indicated, paragraph references in the Basic Lease Terms and General Lease Terms refer to paragraphs in such respective sections of this Lease.

20.32 Memorandum of Lease. Tenant shall have the right to record a Memorandum of Lease in the Office of the County Recorder of Riverside County, at Tenant’s expense.

20.33 Exhibits. The following exhibits are attached:

Exhibit “1” Description of Real Property

Exhibit “2” Plot Plan of Premises

Exhibit “3” Landlord’s Improvements

Exhibit “4” Summary of Minimum Monthly Payments

EXECUTED by each the date set forth opposite their name.

LANDLORD:

THE JAMES W. WOOD TRUST

Dated: 2/10/98	BY:	/s/ Lawrence J. Olson

TENANT:

Dated: 2/24/98	CANYON NATIONAL BANK

a Bank Corporation

	BY:	/s/ John Smith

	Its:	Chairman

	BY:	/s/ Kipp I. Lyons

	Its:	Secretary

APPROVAL OF LEASE:

SMOKE TREE, INC., a California corporation

By:	/s/ C. C. Knudsen
President

EXHIBIT “2”

Plot Plan of Premises

EXHIBIT “3”

Landlord’s Improvements

1.	Paint exterior of all buildings.

2.	Remove foam from roof overhang and replace with plastic spike strips.

3.	Relocate three (3) palm trees on corner of Palm Canyon and Sunrise Way.

4.	Repair roof.

5.	Service and repair air conditioning system.

6.	Make ADA required improvements to the Non-Exclusive Area of the Premises.

AMENDMENT NO. 1 TO LEASE

This amendment to lease (“Amendment”) is dated for reference purposes March 31, 1998, between the JAMES W. WOOD TRUST, doing business as Smoke Tree Village Shopping Center (“Landlord”) and CANYON NATIONAL BANK, a Bank corporation in formation (“Tenant”).

I.

RECITALS

1. Landlord and Tenant entered into a written lease (“Lease”) dated February 14, 1998 for premises commonly described as 1711 East Palm Canyon Drive, Palm Springs, California 92264.

2. All capitalized terms in this Amendment shall have the same meaning as the defined terms set forth in the Lease.

II.

AMENDMENT

3. Article 3 of the Basic Lease Terms is amended by adding a new subsection 3.4 to read as follows:

“ 3.4 Early Termination. Notwithstanding any other provision contained in this lease, the event (a) Lessee or its successors or assignees shall become insolvent or bankrupt, or if it or their interests under this lease shall be levied upon or sold under execution or other legal process or (b) the depository institution then operating on the Premises is closed, or is taken over by any depository institution supervisory authority (“Authority”), Lessor may, in either such event terminate this Lease only with the concurrence of any Receiver or Liquidator appointed by such Authority; provided, that in

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the event this Lease is terminated by the Receiver of Liquidator, the maximum claim of Lessor for rent, damages or indemnity for injury resulting from the termination, rejection or abandonment of the unexpired Lease shall by law be all accrued and unpaid rent to the date of Lease termination.”

4. Article 11, subsection 11.1 of the Lease is hereby amended to read as follows:

“11.1 Tenant’s Insurance. Concurrent with the execution of this Lease and in partial performance of Tenant’s obligations hereunder, Tenant shall procure and maintain, at its cost, or cause to be maintained during the term of this Lease (including the period of early possession) and any extensions or renewals thereof, from insurers admitted in California or having a minimum rating of or equivalent to A + in Best’s Insurance Guide:

11.1.1 Comprehensive General Liability Insurance with a combined single limit of at least Five Million Dollars ($5,000,000) for each occurrence including as may be appropriate for the use and occupancy of the Premises, products, garagekeepers legal liability and fire legal liability coverage in amounts approved by Landlord. Landlord and Master Ground Lessor, their respective officials, employees, and agents shall be covered as additional insureds with respect to liability arising from activities performed by or on behalf of Tenant. Said insurance shall be primary insurance with respect to Landlord and Master Ground Lessor and shall contain a cross liability endorsement. Tenant shall require Tenant’s contractors, concessionaires, and sublessees to include Landlord and Master Ground Lessor as an additional insured on all general liability insurance covering work or activities on the Premises.

11.1.2 “All Risk” personal property insurance including earthquake and flood if available at reasonable cost in an amount sufficient to cover the full replacement value of Tenant’s improvements, personal property and equipment on the Premises.

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11.1.3 [This Section Intentionally omitted]

11.1.4 Upon the execution of this Lease, Tenant shall deliver to Landlord and Master Ground Lessor certificates of insurance with original endorsements evidencing the coverage required by this Lease. The certificates and endorsements shall he signed by a person authorized by the insurer to bind coverage on its behalf. Landlord reserves the right to require complete certified copies of all policies at any time. Tenant further agrees that if Tenant fails to furnish evidence of insurance as provided in this paragraph, Landlord may obtain such insurance and the premium for such insurance shall be deemed additional rent to be paid by Tenant to Landlord upon demand.

11.1.5 Said insurance shall contain an endorsement requiring thirty (30) days’ prior written notice from insurers to Landlord and Master Ground Lessor before cancellation or change of coverage.

11.1.6 Said insurance may provide for such deductibles or self-insured retention as may be acceptable to the Landlord or its designee. In the event such insurance does provide for deductibles or self-insured retention, Tenant agrees that it will fully protect Landlord and Master Ground Lessor in the same manner as these interests would have been protected had the policy or policies not contained a deductible or retention provisions. With respect to damage to property, Landlord and Tenant hereby waive all rights of subrogation, one against the other, but only to the extent that collectible commercial insurance is available for said damage.

11.1.7 Not more frequently than every three (3) years, if in the opinion of Landlord or of an insurance broker retained by Landlord, the amount of the foregoing insurance coverages is not adequate, Tenant shall increase the insurance coverage as required by Landlord.

11.1.8 The procuring of said insurance shall not be construed as a limitation on Tenant’s liability or as full performance on Tenant’s part of the indemnification and hold harmless provisions of this Lease.

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11.1.9 Any modification or waiver of the insurance requirements herein shall only be made with the written approval of Landlord and Master Ground Lessor.”

4. Article 19 is hereby amended to read as follows:

“19. Matters of Record. This lease is subject to and subordinate to all existing matters of record, including, but not limited to the Grant of Easements and Declaration of Restrictions executed by Smoke Tree Village Limited, a Limited Partnership, and Smoke Tree, Inc., a California corporation, recorded May 15, 1969, as Instrument No. 48075, in the records of the office of the County Recorder of Riverside County, California. Tenant agrees to abide by and not to violate any of the provisions of said document.”

EXECUTED on the date set forth opposite their name.

LANDLORD
THE JAMES W. WOOD TRUST

Dated: 4/6/98	By:	/s/ Lawrence J. Olson

TENANT
CANYON NATIONAL BANK, a Bank Corporation

Dated: March 31, 1998	By:	/s/ Stephen G. Hoffmann
	Its:	President / CEO

	By:	/s/ Jonathan J. Wick
	Its:	SVP / CFO

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APPROVAL OF AMENDMENT OF LEASE BETWEEN THE JAMES W. WOOD TRUST AND CANYON NATIONAL BANK

SMOKE TREE, INC.

By:	/s/ C. C. Knudsen

By:	President

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CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California

County of Riverside

On March 31, 1998 before me, Betsy Hayes Lewey, Notary Public

            Date                    Name and Title of Officer (e.g. “Jane Doe, Notary Public”)

personally appeared Stephen G. Hoffmann and Jonathan J. Wick

                                                                     Name(s) of Signer(s)

[STAMP]

      ☒ personally known to me – OR – ☒ proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Betsy Hayes
Signature of Notary Public

OPTIONAL

Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.

Description of Attached Document

Title or Type of Document: Amendment No. l to Lease (Canyon National Bank)

Document Date: March 31, 1998                                                                                                                                    Number of Pages: 6

Signer(s) Other Than Named Above: The James W. Wood Trust & Smoke Tree, Inc.

Capacity(ies) Claimed by Signer(s)

Signer’s Name:	Signer’s Name:

☐ Individual	☐ Individual
☐ Corporate Officer	☐ Corporate Officer
Title(s):	Title(s):
☐ Partner — ☐ Limited ☐ General	☐ Partner — ☐ Limited ☐ General
☐ Attorney-in-Fact	☐ Attorney-in-Fact
☐ Trustee	☐ Trustee
☐ Guardian or Conservator	☐ Guardian or Conservator
☐ Other:	☐ Other:
_______________________________________	_______________________________________
Signer is Representing:	Signer is Representing:

CALIFORNIA ALL–PURPOSE ACKNOWLEDGEMENT

State	of California }
County	of Riverside }

On 4/6/98 before me, Isaura V. Zepeda, Notary Public, personally appeared Lawrence J. Olson

☐ personally known to me — OR — ☒ proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Isaura V. Zepeda	[STAMP]

OPTIONAL SECTION

This certificate must be attached to the document described below. Though the data requested here is not required by law, it could prevent fraudulent reattachment of this form.

•   Title or Type of Document Amendment No. 1 to Lease

•   Number of Pages 6 Date of Document 3/31/98 & 4/6/98

•   Signer(s) Other than Named Above __________________________________________________________

    ________________________________________________________________________________________

    ☐ Individual                   ☐ Corporate Officer(s) _________________________________________________

Title(s)

•   ☐ Limited Partner(s)    ☐ General Partner(s)

•   ☐ Attorney–In–Fact

•   ☐ Trustee(s)                  ☐ Guardian/Conservator

•   ☐ Other ________________________________________________________________________________

    ________________________________________________________________________________________

•   Signer is Representing (Name of Person(s) or Entity(ies): _________________________________________

    ________________________________________________________________________________________